EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors
Sierra Wireless, Inc.

We consent to the use of our reports, each dated February 27, 2014, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting included in this annual report on Form 40-F.
We also consent to the incorporation by reference of each of the above reports into the Company’s Registration Statement (No. 333-147872) on Form S-8 of Sierra Wireless, Inc.

“KPMG LLP”
Chartered Accountants

Vancouver, Canada
February 27, 2014